SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2005 (April 27, 2005)

                   Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

        101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                     (314) 863-1100
(Registrant’s telephone number, including area code)

                                               None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

        On April 28, 2005, the stockholders of the Company adopted the Furniture Brands International, Inc. 2005 Long-Term Performance Bonus Plan (the “2005 LT Plan”). The stockholders adopted the 2005 LT Plan so that certain awards granted under the 2005 LT Plan may qualify as performance-based compensation under federal income tax regulations, which impose limits on the Company’s ability to deduct compensation paid to the chief executive officer or any of the four other highest paid officers of the Company and to comply with New York Stock Exchange requirements regarding stockholder approval of equity compensation plans.

        The purpose of the 2005 LT Plan is to promote the interests of the Company and its stockholders by attracting, motivating and retaining exceptional executive personnel who directly and substantially influence achievement of long-term corporate goals. The Company intends to accomplish these objectives by granting to such key employees long-term bonus awards of significant potential value related directly to measurable long-term Company results.

        The Executive Compensation and Stock Option Committee may, in its discretion, provide in any given award that after-tax payment of that award be paid, in whole or in part, in the form of full-value shares of the Company’s common stock. A maximum of 1,000,000 shares may be issued under the 2005 LT Plan. The maximum award payable to any participant cannot exceed either $6,000,000 or 100,000 shares of common stock in any fiscal year. A copy of the 2005 LT Plan is furnished as Exhibit 10(a) to this report and is incorporated herein.

        Also, on April 28, 2005, the stockholders of the Company adopted the Furniture Brands International, Inc. Amended and Restated Restricted Stock Plan for Outside Directors (the “Restated Director Plan”). The Restated Director Plan, which has been in effect since July 29, 1997, provides for the payment of part of an outside director’s compensation in the form of the Company’s common stock. The Restated Director Plan is intended to increase stockholder value and the success of the Company by more closely aligning the Company’s directors’ interests with those of the stockholders. Currently the Board has determined that $55,000 of an outside director’s compensation be paid in the form of the Company’s common stock, which stock is purchased on the open market. The Restated Director Plan was adopted by the stockholders so that the Company can continue to use it in compliance with New York Stock Exchange Rules.

        The Restated Director Plan was also amended to limit the maximum aggregate number of shares that may be issued under the plan to 200,000 shares and to limit the plan to a term of ten years. The Restated Director Plan will remain in effect until January 27, 2015, unless the Company’s Board of Directors terminates it earlier. A copy of the Restated Director Plan is furnished as Exhibit 10(b)to this report and is incorporated herein.

        Finally, on April 28, 2005, the stockholders of the Company re-adopted the Furniture Brands Executive Incentive Plan (the “Incentive Plan”), a program designed to provide annual incentive compensation to those management persons at the corporate headquarters of the Company who directly and substantially influence achievement of certain corporate goals. The Incentive Plan, which has been in effect substantially in its present form since 1995, was originally adopted by the stockholders on April 29, 1997. The Incentive Plan has been re-adopted by the stockholders to satisfy federal income tax regulations which impose limits on the Company’s ability to deduct compensation paid to the chief executive officer or any of the four other highest paid officers of the Company. Among these regulations are that the Incentive Plan be re-adopted by the stockholders every five years if the Executive Compensation and Stock Option Committee has the authority to change the material terms of the performance goals. The Committee has such authority under the Incentive Plan. A copy of the Incentive Plan is incorporated herein by reference as Exhibit 10(c) to this report.

Item 2.02.       Results of Operations and Financial Condition

On April 27, 2005, the Company issued a press release announcing its financial results for the first quarter of 2005. A copy of the press release is furnished as Exhibit 99(a) to this report and is incorporated herein.

Item 8.01.       Other Events

On April 28, 2005, the Company issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.15 per common share payable May 27, 2005 to shareholders of record at the close of business on May 9, 2005. A copy of the press release is furnished Exhibit 99(b) to this report and is incorporated herein.

Item 9.01.       Financial Statements and Exhibits

(c)

10(a)	Furniture Brands International, Inc. 2005 Long-Term Performance Bonus Plan

10(b)	Furniture Brands International, Inc. Amended and Restated Restricted Stock Plan for Outside Directors

10(c)

Furniture Brands International, Inc. Executive Incentive Plan, as amended on October 25, 2001 (Incorporated by reference to Exhibit 10(g) to Furniture Brands International, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2001)

99(a)	Press Release issued by the Company, dated April 27, 2005, reporting the Company’s financial results for the first quarter of 2005.

99(b)	Press Release issued by the Company, dated April 28, 2005, reporting the Company’s quarterly dividend declaration.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: May 3, 2005

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Furniture Brands International, Inc. 2005 Long-Term Performance Bonus Plan

10(b)	Furniture Brands International, Inc. Amended and Restated Restricted Stock Plan for Outside
Directors

99(a)	Press Release issued by the Company, dated April 27, 2005, reporting the
Company's financial results for the first quarter of 2005.

99(b)	Press Release issued by the Company, dated April 28, 2005, reporting the Company's quarterly dividend declaration.